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                                                                   EXHIBIT 21.1

                     SAFEGUARD HEALTH ENTERPRISES, INC.

                        SUBSIDIARIES OF THE COMPANY




The subsidiaries of Safeguard Health Enterprises, Inc., a Delaware corporation, are as follows:


 1.  Safeguard Health Plans, Inc., an Arizona corporation
 2.  Safeguard Health Plans, Inc., a California corporation
 3.  Safeguard Health Plans, Inc., a Colorado corporation
 4.  Safeguard Health Plans, Inc., an Illinois corporation
 5.  Safeguard Health Plans, Inc., a Kansas corporation
 6.  Safeguard Health Plans, Inc., a Kentucky corporation
 7.  Safeguard Health Plans, Inc., a Missouri corporation
 8.  Safeguard Health Plans, Inc., a Nevada corporation
 9.  Safeguard Health Plans, Inc., an Ohio corporation
10.  Safeguard Health Plans, Inc., an Oklahoma corporation
11.  Safeguard Health Plans, Inc., an Oregon corporation
12.  Safeguard Health Plans, Inc., a Texas corporation
13.  Safeguard Health Plans, Inc., a Utah corporation
14.  Safeguard Health Plans, Inc., a Washington corporation
15.  Guards Dental, Inc., a California corporation
       (A wholly owned subsidiary of Safeguard Health Plans, Inc., a
        California corporation)
16.  SafeHealth Life Insurance Company, a California corporation